EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	Korea
2.	Korea South-East Power Co., Ltd.	Korea
3.	Korea Midland Power Co., Ltd.	Korea
4.	Korea Western Power Co., Ltd.	Korea
5.	Korea Southern Power Co., Ltd.	Korea
6.	Korea East-West Power Co., Ltd.	Korea
7.	KEPCO Engineering & Construction Company, Inc.	Korea
8.	KEPCO Plant Service & Engineering Co., Ltd.	Korea
9.	KEPCO Nuclear Fuel Co., Ltd.	Korea
10.	KEPCO KDN Co., Ltd.	Korea
11.	Garorim Tidal Power Plant Co., Ltd.	Korea
12.	KEPCO International HongKong Ltd.	Hong Kong
13.	KEPCO International Philippines Inc.	Philippines
14.	KEPCO Gansu International Ltd.	Hong Kong
15.	KEPCO Philippines Holdings Inc.	Philippines
16.	KEPCO Philippines Corporation	Philippines
17.	KEPCO Ilijan Corporation	Philippines
18.	KEPCO Lebanon SARL	Lebanon
19.	KEPCO Neimenggu International Ltd.	Hong Kong
20.	KEPCO Shanxi International Ltd.	Hong Kong
21.	KOMIPO Global Pte Ltd.	Singapore
22.	KEPCO Canada Energy Ltd.	Canada
23.	KEPCO Netherlands B.V.	Netherlands
24.	KOREA Imouraren Uranium Investment Ltd.	France
25.	KEPCO Australia Pty., Ltd.	Australia
26.	KOSEP Australia Pty., Ltd.	Australia
27.	KOMIPO Australia Pty., Ltd.	Australia
28.	KOWEPO Australia Pty., Ltd.	Australia
29.	KOSPO Australia Pty., Ltd.	Australia
30.	KEPCO Middle East Holding Company	Bahrain
31.	Qatrana Electric Power Company	Jordan
32.	KHNP Canada Energy Ltd.	Canada
33.	KEPCO Bylong Australia Pty., Ltd.	Australia
34.	Korea Waterbury Uranium Limited Partnership	Canada
35.	KEPCO Canada Uranium Investment Limited Partnership	Canada
36.	Korea Electric Power Nigeria Ltd.	Nigeria
37.	KEPCO Holdings de Mexico	Mexico
38.	KST Electric Power Company	Mexico
39.	KEPCO Energy Service Company	Mexico
40.	KEPCO Netherlands S3 B.V.	Netherlands
41.	PT. KOMIPO Pembangkitan Jawa Bali	Indonesia
42.	PT. Cirebon Power Service	Indonesia
43.	KOWEPO International Corporation	Philippines
44.	KOSPO Jordan LLC	Jordan
45.	EWP Philippines Corporation (Formerly, EWP Cebu Corporation)	Philippines
46.	EWP America Inc.	USA
47.	EWP Renewable Co.	USA
48.	DG Fairhaven Power, LLC	USA
49.	DG Kings Plaza, LLC	USA

	Consolidated subsidiaries	Jurisdiction of Incorporation
50.	DG Whitefield, LLC	USA
51.	Springfield Power, LLC	USA
52.	KNF Canada Energy Limited	Canada
53.	PT KEPCO Resource Indonesia	Indonesia
54.	EWP Barbados 1 SRL	Barbados
55.	California Power Holdings, LLC	USA
56.	Gyeonggi Green Energy Co., Ltd.	Korea
57.	PT. Tanggamus Electric Power	Indonesia
58.	Gyeongju Wind Power Co., Ltd.	Korea
59.	KOMIPO America Inc.	USA
60.	Boulder Solar Power, LLC	USA
61.	EWPRC Biomass Holdings, LLC	USA
62.	KOSEP USA, INC.	USA
63.	PT. EWP Indonesia	Indonesia
64.	KOWEPO America LLC.	USA
65.	KEPCO Netherlands J3 B.V.	Netherlands
66.	Korea Offshore Wind Power Co., Ltd.	Korea
67.	Global One Pioneer B.V.	Netherlands
68.	Global Energy Pioneer B.V.	Netherlands
69.	Mira Power Limited	Pakistan
70.	KOSEP Material Co., Ltd.	Korea
71.	Commerce and Industry Energy Co., Ltd.	Korea
72.	KEPCO Singapore Holding Pte., Ltd.	Singapore
73.	KOWEPO India Private Limited	India
74.	KEPCO KPS Philippines Corp.	Philippines
75.	KOSPO Chile SpA	Chile
76.	PT. KOWEPO Sumsel Operation And Maintenance Services	Indonesia

All of the foregoing entities do business under their respective names set forth above.